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                                                                   EXHIBIT 10.48

                      AMENDED AND RESTATED PROMISSORY NOTE

$9,750,000.00                                                      July 10, 1997


         FOR VALUE RECEIVED, RETIREMENT CARE ASSOCIATES, INC., a Colorado corporation ("RCA"), RETIREMENT MANAGEMENT CORPORATION, a Georgia corporation ("RMC"), and CAPITOL CARE MANAGEMENT COMPANY, INC., a Georgia corporation ("CCMC") (hereinafter, whether one or more, referred to as "Maker"), does hereby promise to pay to SUN HEALTHCARE GROUP, INC., a Delaware corporation (hereinafter referred to as "Payee"), at its principal offices located at 101 Sun Lane, Albuquerque, New Mexico 87109, or at such other address as Payee may from time to time designate, the principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($9,750,000.00), together with interest thereon as hereinafter set forth.

         Maker acknowledges and agrees that RCA is currently indebted to Payee in respect of the loan (the "Existing Loan") evidenced by that certain Promissory Note dated January 10, 1997, executed by RCA in the principal amount of $9,750,000 (the "Original Note"). This Note is executed to amend and restate the Original Note in connection with the extension by Payee of the original maturity date of the Existing Loan, the inclusion of RMC and CCMC as Makers hereof, and the amendment of certain other terms of the Original Note, and not as a novation of the Existing Loan. This Note shall evidence RCA's continuing obligations with respect to the Existing Loan. RMC and CCMC acknowledge that they are wholly-owned subsidiaries of RCA and will derive substantial direct and indirect benefit from the transactions contemplated hereby.

         From and after the date hereof, interest shall accrue on the outstanding principal balance hereof at the rate of eleven percent (11%) per annum; provided that, during any period of default hereunder which is not cured within any grace period provided for herein, interest shall accrue at the rate of fifteen percent (15%) per annum; and provided further that, notwithstanding any provision hereof, it is not intended by this Note to impose upon Maker any obligation to pay interest in excess of the maximum rate of interest permitted by law.

         The entire principal balance hereof, together with all accrued and unpaid interest hereunder and all accrued and unpaid interest on the Existing Loan under the Original Note, and all other amounts outstanding hereunder and thereunder, shall be due and payable in full on or before the close of business on the 120th day following the termination of the Agreement and Plan or Merger and Reorganization among Payee, Peach Acquisition Corporation and RCA, dated as of February 17, 1997 (the "Maturity Date"). Accrued interest on the Existing Loan under the Original Note is equal to four hundred thirty six thousand four hundred seventy nine dollars ($436,479).


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         All payments received hereunder shall be applied first to unpaid interest and then to the principal balance outstanding hereunder. Maker shall be entitled to prepay all or any portion of the principal balance hereof prior to maturity without premium or penalty.

         This Note is secured by a lien on the accounts receivable and certain related assets of Maker, which have been pledged by Maker pursuant to the terms and conditions of that certain Amended and Restated Pledge Agreement dated as of even date herewith executed and delivered by RCA to Payee (the "Restated Pledge Agreement") and by those certain Pledge Agreements dated as of even date herewith executed by each of RMC and CCMC to Payee (the "Additional Pledge Agreements" and, together with the Restated Pledge Agreement, the "Pledge Agreements"), and by a lien on the accounts receivable and certain related assets of West Tennessee, Inc., Lake Forest Healthcare Center, Inc., Statesboro HealthCare, Inc., Lake Health Care Center, Inc., Roberta Health Care Center, Inc., Gardendale Health Care Center, Inc., Southside Health Care Center, Inc., Gainesville Health Care Center, Inc., Charlton City Healthcare, Inc., Jeff Davis Healthcare, Inc., Seaside Retirement, Inc., Mid-Florida, Inc., Bibb Health & Rehabilitation, Inc., Brent-Lox Hall Nursing Home, Inc., Libbie Rehabilitation Center, Inc., Phoenix Associates, Inc., Summer's Landing, Inc., Riveria Retirement, Inc., Pine Manor Healthcare, Inc., Suncoast Retirement, Inc., Atrium of Jacksonville and The Atrium Nursing Home, Inc. (collectively referred to herein as the "Subsidiary Guarantors") which have been pledged by the Subsidiary Guarantors pursuant to the terms and conditions of that certain Subsidiary Pledge Agreement dated as of even date herewith executed and delivered by the Subsidiary Guarantors to Payee (the "Subsidiary Pledge Agreement").

         The occurrence and continuation of any one of the following events (each an "Event of Default") shall constitute a default hereunder: (i) Maker shall fail to make due and punctual payment of all amounts of principal and interest under this Note on the Maturity Date; (ii) Maker fails to perform any other covenant or agreement in this Note or the Pledge Agreements (other than payment when due of principal and interest under this Note or compliance with the "Borrowing Base" restriction set forth in clause (iii) below), and Maker fails to cure such violation within ten (10) days after written notice thereof from Payee; (iii) the aggregate principal amount outstanding at any time hereunder shall be in excess of the "Borrowing Base" as reflected in the most recent "Borrowing Base Certificate" provided to Payee by RCA (such terms being used herein with the respective meanings ascribed thereto in the Restated Pledge Agreement), and Maker fails to cure such violation within twenty (20) days after written notice thereof from Payee; (iv) any Subsidiary Guarantor fails to perform any covenant or agreement contained in the Subsidiary Pledge Agreement and such Subsidiary Guarantor fails to cure violation within ten (10) days after written notice thereof from Payee; (v) Maker makes an assignment for the benefit of creditors, is adjudicated insolvent or bankrupt, a petition for bankruptcy, reorganization, dissolution, or liquidation is filed by or against Maker under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect which remains undismissed for sixty (60) days, or Maker applies for or permits the appointment of a receiver or trustee for any or all of its property or any such receiver or trustee shall have been appointed for any and all property or assets of Maker or Maker by any act indicates consent to, approval of or acquiescence in any such proceeding; or (vi) a change in control (of a nature that would

                                       2.


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be required to be reported in response to Item 6(e) of Schedule 14A of
Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) shall have been announced or occurred with respect to Maker, or a person (other than Payee) shall have announced its intention to make a tender offer or exchange offer including 15% or more of Maker's outstanding voting stock.

         If an Event of Default occurs and is continuing, then, at the option of Payee, the entire principal amount outstanding hereunder, together with any accrued and unpaid interest thereon, shall, upon written notice from Payee to Maker, become immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Maker shall pay all expenses of Payee in the collection of this Note, including all reasonable attorneys' fees and expenses.

         No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Payee in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Maker or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee. Maker waives demand, presentment, protest, notice of protest and notice of dishonor.

         All amendments to this Note, and any waiver or consent of Payee, must be in writing and signed by Payee and Maker.

         Maker hereby waives presentment, demand, notice of dishonor, protests and all other notices except as specifically provided herein.

         This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, other than such laws that direct the application of New York law.

         It is expressly agreed that if, from any circumstances whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due shall be invalid under presently applicable usury statutes or any other applicable laws with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. In no event shall Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto interest of more than the current legal limit. The right to demand any such excess is hereby expressly waived by Payee.

                                       3.


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         This Note shall be binding upon the successors and assigns of Maker.
Neither Maker nor Payee may assign or transfer this Note to any person or entity without the written consent of the other party.

         All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered by hand, (ii) mailed by registered or certified mail (return receipt requested) or (iii) telecommunicated and immediately confirmed both orally and in writing, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or so telecommunicated or on the second business day following the date on which so mailed, if deposited in a regularly-maintained receptacle for United States mail:

         If to Maker:                       6000 Lake Forrest Drive
                                            Suite 200, Atlanta, Georgia 30328

         If to Payee:                       101 Sun Lane
                                            Albuquerque, New Mexico 87109

         IN WITNESS WHEREOF, Maker has caused this Note to be executed, sealed and delivered as of the date and year first written above.

                                                RETIREMENT CARE ASSOCIATES, INC.



                                                By:
                                                   -----------------------------

                                                  Its:
                                                      --------------------------

                                                RETIREMENT MANAGEMENT
                                                  CORPORATION




                                                By:
                                                   -----------------------------

                                                  Its:
                                                      -------------------------

                                       4.


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                                                     CAPITOL CARE MANAGEMENT
                                                       COMPANY, INC.

                                                     By:
                                                        ------------------------
                                                      Its:
                                                          ----------------------



                                       5.